Exhibit 10.6

MASTER EQUIPMENT LEASE

THIS MASTER EQUIPMENT LEASE, made this 6th day of March, 2003 between BOSTON FINANCIAL & EQUITY CORPORATION (herein called “Lessor”), a Massachusetts corporation with its principal place of business at 20 Overland St., Boston, Massachusetts 02215, and VitalStream Holdings, Inc., (herein called “CoLessee”) a Nevada corporation with its principal place of business at One Jenner, Suite 100, Irvine, California  92618, VitalStream, Inc., (herein called “CoLessee”) a Delaware corporation with its principal place of business at One Jenner, Suite 100, Irvine, California 92618 , and VitalStream Broadcasting Corporation, (herein called “CoLessee”)  a Nevada corporation with its principal place of business at One Jenner, Suite 100, Irvine, California 92618.

WITNESSETH

In consideration of the premises, the parties covenant and agree as follows:

1.             Definitions.  As herein used:

1.1                               “Equipment” means the equipment manufactured or sold by the Seller(s) described in a Schedule (as hereinafter defined) together with any replacements or substitution of parts, improvements or additions thereto, and such other equipment which, by agreement, may from time to time be hereafter described on any supplemental schedule (the equipment on all such Schedules being collectively herein referred to as “Equipment”).  The term “Equipment” also includes all software and other intellectual property described on the Schedule Operating software and application software is specifically excluded unless identified in a Schedule.

1.2                               “Commencement Date” means the first day of the calendar quarter following the date of the Lessee’s written acceptance of the delivery of all the Equipment.

1.3                                 “Monthly Rent” means the amount of rent payable by Lessee each month pursuant to Section 3 of the Schedule as well as all maintenance charges payable, if any, if, according to the Schedule, Lessor is furnishing maintenance as indicated on the Schedule.

1.4                               “Net Proceeds of Sale” means the net amount received by Lessor after deducting from the gross proceeds of sale of the Equipment or in the event of a subsequent lease by Lessor, the net present value of rent due under such subsequent lease, all expenses incurred in the termination of the Lease and any amounts for which, if not paid, Lessor would be liable or which, if not paid, would constitute a lien on the Equipment.

1.5                               “Lessor’s Depreciated Book Value” means the original cost of the Equipment less the straight line depreciation for five year property, all as reflected on Lessor’s books of account.

1.6                               “Lease Term” means the period specified in Section 2 of the applicable Schedule thereof.

1.7                                 “Addendum” means any amendment to this Master Equipment Lease which is specifically identified as such, and when so identified shall be a part hereof.

2.             Lessor does hereby lease to Lessee, and Lessee hereby leases and hires from Lessor the Equipment described in each Schedule duly completed and executed by Lessor and Lessee from time to time pursuant to this Master Equipment Lease, each substantially in the form attached as Exhibit “A” annexed hereto, with such changes thereto as the parties may agree (each, a “Schedule” and, collectively, the “Schedules”).  Each Schedule shall reference this Master Equipment Lease and shall be deemed to incorporate therein all of the terms and conditions hereof, unless and to the extent any provisions hereof are expressly excluded or modified therein, and shall contain such additional terms as Lessor and Lessee shall, in their sole discretion, agree upon.  Each Schedule, together with the terms and conditions of this Master Equipment Lease so incorporated therein, shall constitute a separate lease agreement (which are each hereinafter sometimes referred to as the “Lease”, and collectively, as the “Leases”).  Each such Schedule may be assigned by Lessor and/or reassigned separate and apart from any other Schedule(s) hereunder.  With respect to each such Schedule, Lessor or its assignee(s) shall have all of the rights of “Lessor” thereunder, and such rights shall be separately exercisable by Lessor or such assignee(s), as the case may be, exclusively and independently of the rights of Lessor or any assignee(s) with respect to any other Schedules.  As used in each Lease, “Seller” shall mean each Seller designated as such in the Schedule related to such Lease.  Lessee confirms that all Equipment leased pursuant to any Schedule will be used solely for commercial or business purposes (and not for consumer, personal, family or household purposes) on the terms and conditions set forth in the Lease covering such Equipment.

3.             Delivery.  Lessee hereby acknowledges:  (a) the Equipment is of the manufacture, design and capacity selected by Lessee; (b) the Equipment is suitable for Lessee’s purposes, and (c) Lessor has not made and makes no representations or warranties of any kind or nature, directly or indirectly, express or implied, as to any matter whatsoever, including (without limitation) LESSOR’S TITLE TO OR THE SUITABILITY OF THE EQUIPMENT, ITS DURABILITY, FITNESS FOR ANY PARTICULAR PURPOSE, MERCHANTABILITY, CONDITION, CAPACITY, OPERATION, PERFORMANCE, DESIGN, MATERIALS, WORKMANSHIP AND/OR QUALITY OR WHETHER IT

IS NEW OR USED, AND AS BETWEEN LESSEE AND LESSOR OR LESSOR’S ASSIGNEE, LESSEE LEASES THE EQUIPMENT “AS IS”.  Lessor will assign or otherwise make available to Lessee all of Lessor’s rights (if any and if assignable) under the manufacturer’s warranty on the Equipment and maintenance agreement relating thereto, all costs and charges thereof and therefore to be borne by Lessee.

3.1.1                        At the termination of the applicable Schedule, Lessee shall, at its expense, return all of the Equipment subject thereto to Lessor at the location designated by Lessor within the continental United States by surface transportation, only if not shipped directly to a successor Lessee.  The Equipment returned to Lessor shall, at the time it is disconnected from its then location in Lessee’s premises, be in the same condition and working order as when delivered to Lessee, reasonable wear and tear and casualty loss excepted, and shall be at the then current engineering change level recommended by the Seller(s) of the Equipment (if required in the Schedule), together with all current versions of any included software provided by the relevant Seller(s).

3.1.2                        Lessor and Lessor’s assignee shall not be liable to Lessee or any third party for any loss, damage, injury or expense of any kind or nature caused directly or indirectly by any of the Equipment or the use or maintenance thereof or any defect therein, the failure of operation thereof or of any repair, service or adjustment thereto, or by any delay or failure to provide any thereof, or by any interruption of service or loss of use thereof or for any loss of business or damage whatsoever and howsoever caused, including (without limitation) any loss of anticipatory profits or any other indirect, special or consequential damages, nor shall Lessor be liable for any damages which may be assessed against Lessee in any action for infringement of any patent, trademark or copyright.  Lessor makes no warranty as to the treatment of any lease for accounting purposes, or as to the compliance of the Equipment with applicable government regulations or requirements, which shall be the sole responsibility of Seller and/or the manufacturer of the Equipment.  No representation or warranty as to the Equipment or any other matter by Seller shall be binding on Lessor nor shall the breach of such relieve Lessee of, or in any way affect, any of Lessee’s obligations to Lessor as set forth herein.  Lessee agrees to look solely to the manufacturer, Seller and/or the carrier of the Equipment (which are solely responsible for supplying Lessee with all literature and manuals respecting the Equipment) for any claim arising from any defect, breach of warranty, failure or delay in delivery, misdelivery or inability to use any Equipment for any reason whatsoever and Lessee’s obligations to Lessor under each Lease shall not in any manner be affected thereby, including (without limitation) Lessee’s obligations to pay Lessor all rent and other amounts payable under such Lease.  Lessee has selected the Equipment and Seller and requested Lessor to order the Equipment from Seller.  Lessor agrees to order the Equipment from Seller but shall not be liable for specific performance or damages if, for any reason, Seller delays or fails to fill such order.  Lessor has no obligation to install the Equipment.  Lessee acknowledges that Lessor is not the manufacturer or a supplier or dealer of the Equipment and that Lessor has not recommended or identified Seller to Lessee.  Lessee hereby waives any claim against Lessor with respect to negligence or strict liability in the design, construction or manufacture of the Equipment.  Lessee shall accept all Equipment upon its delivery and authorizes Lessor to insert in the Schedule related to each Lease the serial numbers and any additional description of the items of Equipment so delivered.

3.1.3                        Unless Lessee gives Lessor and Seller written notice of each defect or other proper objection to any item of Equipment within ten (10) days after delivery thereof, it shall be conclusively presumed as between Lessee and Lessor that the Equipment was duly delivered and unconditionally accepted by Lessee.  If Lessee wrongfully refuses delivery of any item of Equipment for any reason whatsoever, then and in that event, Lessee agrees to promptly pay the price invoiced by Seller to Lessor, or if such payment is not made, Lessee indemnifies and holds Lessor harmless from and against, and agrees to protect and (at Lessor’s option) to defend Lessor at Lessee’s sole expense (with counsel acceptable to Lessor) against, any claim of liability and damage by Seller with reference to such item of Equipment.  Upon such payment, the related Schedule and Lease shall terminate as to such item of Equipment only, and the rental hereunder shall be proportionately adjusted.  Notwithstanding anything to the contrary contained in any Purchase Agreement (as defined below) with respect to the Equipment, if Lessee shall wrongfully refuse to accept delivery of any item of Equipment ordered by Lessor, Lessor shall be deemed relieved of any liability under such Purchase Agreement and all obligations thereunder shall, upon such refusal, be deemed solely those of Lessee, with the same force and effect as if Lessee (instead of Lessor) had placed such order.  Lessor shall not be responsible for the failure of the Purchase Agreement to contain any description, specification, term or condition with respect to any item leased under any Lease, or its delivery, assembly or installation, not set forth herein.

3.1.4                        Lessee further agrees that upon expiration or other termination of each Lease it shall pay promptly all costs, expenses and obligations of every kind and nature relating to the Equipment related thereto which may arise or become due during the term of such Lease, whether or not specifically mentioned herein.  Lessor expressly disclaims any warranty that no person holds a claim to or interest in the Equipment (not arising solely from any act or omission of Lessor) that will interfere with Lessee’s enjoyment of its leasehold interest in the Equipment.

4.             In addition to the Monthly Rent, Lessee shall pay, promptly when due, all costs, expenses, fees, charges and taxes incurred in connection with the use and operation of the Equipment.  Such items shall include, but not be limited to:

4.1.1                      all costs of operating the Equipment.

4.1.2                      all federal, state, county, municipal or other taxes whatsoever, without proration, and any penalties and interest thereon (“Taxes”) (including any Taxes with an assessment date which occurred during the Lease Term or any extension thereof).  Subject to Section 4.4 Lessee agrees to file, on behalf of Lessor, all required tax returns and reports concerning the Equipment with all appropriate governmental agencies, and within not more than forty five (45) days after the due date of such filing, to send Lessor confirmation, in form satisfactory to Lessor, of such filing.  If the payment due date or reimbursement date for a Tax should occur after the expiration or termination of the Lease Term or any extension thereof, Lessee’s liability for such Tax shall survive such expiration or termination.

4.1.3                      all shipping, installation, and transportation charges from the manufacturer or vendor to the installation site, and

4.1.4                      all de-installation, shipping and transportation charges from the installation site to a location designated by Lessor at the termination of the Lease.

4.2                               If Lessee should fail to pay any of the costs, expenses, fees, charges and taxes (including attorney’s fees) for which Lessee is liable hereunder, Lessor may, but shall not be required to, pay the same for the account of Lessee.  Lessee shall reimburse Lessor, upon demand, for the full amount of any such costs, expenses, fees, charges and taxes paid by Lessor.  Lessor may also add the amount of such reimbursement to the rent payment next becoming due in accordance with the Schedule related to such Equipment, as additional rent thereunder.

4.3                                 If, at the termination of the Lease, Lessee fails to return to Lessor all or any part of the Equipment subject thereto in accordance with the provisions of Section 3.1.1, Lessee shall, until all such Equipment is so returned:  pay to Lessor on account of damages a monthly amount equal to the amount shown in Section 5 of such Schedule, and perform or observe all other of its agreements and covenants under the Lease; but such payment, performance, and observance shall not limit or impair Lessor’s right to recover the Equipment or any other of Lessor’s rights under the Lease, nor shall it represent an extension of the term provided in the applicable Schedule, nor shall it represent a consent by Lessor to such failure by Lessee to return, and, in all events notwithstanding such payment, performance and observance, Lessee’s obligation so to return shall remain in full force and effect.

4.4                                 Notwithstanding the foregoing, Lessor shall have the exclusive right, at its sole election, to prepare and file any and all necessary personal property tax and sales tax returns with respect to the Equipment and to pay such taxes in the name of Lessor or Lessee, as appropriate.  If Lessor exercises such right, Lessor shall bill Lessee for all such personal property taxes paid by Lessor, and Lessee shall promptly reimburse Lessor for such taxes.  Lessee hereby appoints Lessor as its attorney-in-fact to file any and all such personal property tax returns and pay such taxes in the name and on behalf of Lessee, as appropriate.  Lessee shall otherwise comply with and conform to all laws, ordinances and regulations relating to the ownership, possession, use or maintenance of the Equipment, and save Lessor harmless against actual or asserted violations, and pay all costs and expenses of every character by or arising out of such use.  Lessor and Lessor’s assignee assumes no liability and makes no representations as to the treatment by Lessee of the Lease, the Equipment or the rental payments for financial statement or tax purposes.  Lessee is advised to consult its attorney or accountant with respect thereto.

5.             Use of Equipment.  Lessee shall use the Equipment only for lawful purposes in the regular course of its business or the business of any subsidiary or affiliate of Lessee within the United States or its possessions (and not for consumer, personal, family or household purposes) on the terms and conditions set forth in the Schedule and the Lease covering such Equipment.  Lessee shall, concurrently with the execution of the Lease, notify Lessor in writing where all Equipment is principally located, and upon any change in such principal location of any Equipment, notify Lessor in writing within ten (10) days thereafter of the new principal location of such Equipment. Lessee shall use every reasonable precaution to prevent loss or damage to the Equipment from fire and other hazards.  Lessee’s servants and agents shall co-operate fully with Lessor in the investigation of any claims and suits relating to the Equipment.  Lessee shall keep the Equipment free from all liens and encumbrances.  This Lease and the interest of Lessee hereunder shall not be assigned, alienated, pledged or hypothecated voluntarily by Lessee or by operation of law, nor shall Lessee permit the Equipment to come into the possession of any third person except a subsidiary or affiliate of Lessee, provided, however, that Lessee shall remain obligated to Lessor hereunder with respect to any such Equipment.

6.             Lessee will enter into a Master Maintenance Agreement with Lessor.  Except to the extent of the Lessor’s obligation to provide maintenance (as provided in the aforesaid Master Maintenance Agreement) Lessee shall, at its own expense, keep the Equipment in first-class condition and repair and in good and efficient working order (including the replacement or substitution of parts, improvements or additions to the Equipment) and comply with all laws, ordinances, regulations or requirements of any governmental authority, official, board or department relating to its installation, possession, use or maintenance.  Lessee shall cause the Equipment to be operated by competent employees only and shall pay all expenses of operation.  With the exception of defective parts and software upgrades, Lessee shall not, without Lessor’s prior written consent, make any substitution of any part(s) of the Equipment, whether or not such part(s) are specifically identified by manufacturer or serial number.  Without the prior written consent of Lessor, Lessee will not, through the installation of accessory devices or any other method, impair the originally intended function of any Equipment.  Any replacement or substitution of parts, improvements or additions to the Equipment made by Lessee shall become and remain the property of Lessor.

7.             Insurance.  Identification of the Equipment to each Lease and the related Schedule for purposes of UCC 2A shall be deemed to occur at the earlier of the time the Equipment covered by such Lease is delivered to Lessee or the time the Risk of Loss otherwise passes to Lessor.  Lessee shall, at its expense, procure and maintain, at all times, in a responsible insurance company acceptable to Lessor, insurance in an amount not less than the greater of (a) the total rent hereunder, plus Lessor’s Depreciated Book Value of the Equipment, or (b) the full replacement cost of the Equipment without consideration for depreciation, protecting Lessor and Lessee, as their interests may appear, against loss and/or damage to the Equipment arising out of any risk covered by fire and extended coverage and by employee theft and dishonesty.  Lessee shall also provide such additional insurance against injury, loss or damage to persons or property arising out of the use or operation of the Equipment as is customarily maintained by the owners of like property, with companies satisfactory to Lessor.  The amount of such insurance shall be sufficient so that neither Lessor nor Lessee will be considered a co-insurer.  Lessor, at its option, may apply any proceeds of such insurance to replace or repair such Equipment and/or to Lessee’s obligations under such Lease.  Lessee also shall carry public liability insurance, both personal injury and property damage covering such Equipment.  All such insurance shall be in form, issued by such insurance companies and be in such amounts as shall be satisfactory to Lessor, and shall provide that losses, if any, shall be payable to Lessor as “loss payee”, and all such liability insurance shall include Lessor as an “additional insured”.  Each insurer shall agree, by endorsement upon the policy or policies issued by it or by independent instrument furnished to Lessor, that it will give Lessor at least ten (10) days’ prior written notice of the effective date of any alteration or cancellation of such policy, and that as to the interest or coverage of Lessor or Lessor’s assignee, such policy shall not be suspended, forfeited or in any manner prejudiced by any default, misrepresentation or other breach of warranty, condition or covenant by Lessor or Lessee under such Lease or such policy.  All such insurance shall cover the period from delivery of the Equipment to Lessee to the date of termination of the Lease with respect thereto, and shall provide for ten (10) days’ prior written notice to Lessor of any cancellation or reduction in coverage.  Lessee shall deliver to Lessor, within ten (10) days after the Commencement Date, the insurance policy, and a Certificate of Insurance satisfactory to Lessor.  Lessor shall have no duty to examine such policies or certificates, or to advise Lessee of any noncompliance of such insurance with the Lease.  If Lessee fails to provide the aforesaid insurance, Lessor may, at its own option, provide such insurance and add the amount of the premiums to the next rental installment, together with interest thereon at the rate of Twenty Four Percent (24%) per annum, or the rate permitted by law (whichever is less), from the date of payment thereof, until paid in full.  The proceeds of such insurance, whether resulting from loss, damage, return premium or otherwise, shall be payable to Lessor and Lessee, as their interests may appear.  If Lessee should be in default under Section 10 hereof, Lessee hereby appoints Lessor as Lessee’s attorney-in-fact to make claim for, receive payment of and execute or endorse all documents, checks or drafts for loss, damage, return premium or otherwise under any insurance policy issued on Equipment.  In any event, Lessee shall be liable for any loss, damage, expense or costs suffered or incurred by Lessor relating to or in any manner pertaining to each Lease, the Equipment covered by each such Lease or the use or operation of such Equipment.

8.             Indemnity.  Lessee shall indemnify and hold Lessor and its officers, directors, shareholders, and agents, harmless against any and all claims, demands, liabilities, (including, without limitation, negligence, tort and strict liability), damages, claims, actions, proceedings, judgments, settlements, losses, liens and obligations, direct or consequential, and all fees, costs and expenses (each, an “Indemnified Claim”), including (without limitation) attorneys’ fees and costs, arising out of the ordering, purchase, delivery, rejection, non-delivery, ownership, selection, possession, leasing, renting, financing, operation (regardless of where, how and by whom operated), control, use, condition (including but not limited to latent and other defects, whether or not discoverable by Lessee), maintenance, delivery, transportation, storage, repair, furnishing of specifications with respect to, and the return or other disposition of the Equipment covered by such Lease, and any claims of patent, trademark or copyright infringement or, in the event that Lessee shall be in default hereunder, arising out of the condition of any item of Equipment sold or disposed of after use by Lessee, including (without limitation) claims for injury to or death of persons and for damage to property.  The indemnities and obligations herein provided shall (a) apply to each Indemnified Claim irrespective of whether such Indemnified Claim shall have resulted from or be attributable in any way to any action or inaction of Lessee, and (b) continue in full force and effect notwithstanding the expiration, termination or cancellation of such Lease and the related Schedule for any reason whatsoever and irrespective of whether Lessor ever accepts such Lease.  Lessee shall give Lessor prompt written notice of any Indemnified Claim and, at Lessor’s sole option, shall defend Lessor against any Indemnified Claim at Lessee’s sole expense with attorney(s) selected by Lessor.  Lessee is an independent contractor and nothing contained herein shall authorize Lessee or any other person to operate any item of Equipment so as to incur any liability or obligation for or on behalf of Lessor.

9.             Termination of Lease of Equipment Through Loss or Destruction.  Lessee shall bear all risks of loss, damage or destruction of the Equipment during the Lease Term or any extension thereof.  In the event of damage to any item of Equipment, Lessee, at its sole expense and at the option of Lessor, shall immediately place the same in good condition and repair.  In the event that Lessor determines that any item of Equipment is lost, stolen or destroyed or damaged beyond repair, Lessee, at its sole expense and at the option of Lessor, shall (a) replace the same with like Equipment in good condition and repair, the title to which shall thereupon vest in Lessor and which thereafter shall be considered the item of Equipment subject to such Lease, or (b) acquire Lessor’s interest in such item of Equipment by paying Lessor in cash (in addition to any other amount due hereunder) an amount equal to the unpaid balance of the total rent for the unexpired term hereof attributable to such item of Equipment, plus the greater of (i) Lessor’s Depreciated Book Value of the Equipment, or (ii) the then fair market value thereof.  Upon Lessor’s receipt of such payment, the Lease and the related Schedule shall be deemed terminated as to such item of Equipment, and Lessee shall be entitled to Lessor’s interest in such item of Equipment, and to possession of the same at its then location, “AS IS”, “WHERE IS” and without representation or warranty by, or recourse to, Lessor.

10.           Events of Default.  The following events of default by Lessee or by any Obligor (as hereinafter defined) shall give rise to rights on the part of Lessor described in Section 11:

10.1                         (a) (i) Default in the payment of Monthly Rent hereunder, or under any other document or instrument delivered to Lessor by or on behalf of such Obligor or otherwise relating to any of the Liabilities (collectively, the “Other Documents”), or (ii) any other obligation of an Obligor to Lessor or to any Affiliate; and such default identified in (a) (i) and (ii) above, not having been remedied in three (3) days from due date; (b) default in the payment or performance of any other liability, obligation or covenant of Lessee under the Lease and the continuance of such default for fifteen (15) days after written notice thereof to Lessee sent by certified mail or via fax; (c) the making by an Obligor of any misrepresentation to Lessor or the failure on the part of an Obligor to disclose to Lessor any material fact in connection with this Master Equipment Lease or any Lease or Schedule or otherwise, either contemporaneously with the execution of this Master Equipment Lease or such Lease or Schedule or at any time prior or subsequent to the execution of any thereof; or (d) the breach by an Obligor of any warranty or agreement contained in this Master Equipment Lease or any Lease or Schedule or in any of the Other Documents, including, without limitation, Lessee’s failure to obtain or maintain any insurance required by Lessor hereunder; or (e) Lessee’s receipt from Lessor sent via fax, of a written notice of a default in the payment of any indebtedness owed to any individual or entity other than Lessor, or a default in the performance or observance of the terms of any agreement, document or instrument pursuant to which such indebtedness was created, secured or guaranteed, the effect of which default is to cause or permit the holder of any such indebtedness to cause the same to be due prior to its stated maturity (whether or not such default is waived by the holder thereof); or (f) the failure of an Obligor to pay, withhold, collect or remit when asserted or due any tax, assessment or other sum payable with respect to the Equipment related to any Lease or any security for any of the Liabilities (including, without limitation, any premium on any insurance policy with respect to any of such Equipment or any security for any of the Liabilities, or any insurance policy assigned to Lessor as security for any of the Liabilities), or the making of any tax assessment against any Obligor by the United States or any state or local government; or (g) the entry of a judgment against an Obligor or any attachment, levy or execution against any property of an Obligor, or the condemnation or seizure of any part of any property of an Obligor by any governmental authority or court at the instance of such governmental authority; or (h) the death of an Obligor, if an individual, or the death of any individual member of an Obligor, if a partnership, limited liability company or joint venture; or

10.2                         Breach of any representation or warranty, or default in the performance of any agreement, of Lessee contained in the Lease; or

10.3                         The making of a general assignment for the benefit of creditors by Lessee, the suspension of business or the commission by Lessee of any act amounting to a business failure, any change in, or termination of, Lessee’s corporate existence (except a merger, consolidation or reorganization in which the obligations of Lessee are assumed by the surviving corporation), or the levy of an attachment or filing of a tax lien (other than a Federal tax lien) against Lessee affecting

Equipment, and the failure of Lessee to cause such attachment or tax lien to be discharged within thirty (30) days thereafter, or the filing of a Federal Tax lien against Lessee, the Equipment or any of Lessee’s property; the failure of an Obligor (or any admission in writing by an Obligor of its inability) to generally pay its debts as they become due or the insolvency or business failure of an Obligor; or

10.4                         The institution of bankruptcy, reorganization, liquidation or receivership proceedings by or against Lessee and, if instituted against Lessee, its consent thereto or the failure to cause such proceedings to be discharged within thirty (30) days thereafter.

10.5                         Such a change in the condition or affairs (financial or otherwise) of an Obligor as shall, in the sole opinion of Lessor, increase Lessor’s risk with respect to any Lease, the related Schedule or Equipment or any of the Liabilities or any security therefor; or any other event or circumstance occurs that leads Lessor, in good faith, to believe that the prospect of full and prompt payment or performance by an Obligor of any of its Liabilities is impaired.  For purposes of this Master Equipment Lease and each and every Lease and/or Schedule executed pursuant to this Master Equipment Lease:  (i) the term “Obligor” shall mean Lessee and (A) any guarantor, pledgor, hypothecator or any other party (other than Lessee) that is liable for any of the Liabilities of Lessee, and (B) each and every corporation, partnership, limited liability company, association or other entity that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with, Lessee and that is liable for any Liabilities; and (ii) the term “Liabilities” shall mean all liabilities and obligations of any kind of any and all Obligors (or any partnership, joint venture or other group of which an Obligor is a member) to Lessor or any Affiliate, whether (A) for the account of Lessor, any Affiliate or as agent for others, (B) acquired directly or indirectly by Lessor or any Affiliate from Lessee or others, (C) absolute or contingent, joint or several, secured or unsecured, liquidated or unliquidated, due or not due, contractual or tortious, or now existing or hereafter arising, or (D) incurred by an Obligor as principal, agent, surety, endorser, guarantor or otherwise, and including (without limitation) all expenses and reasonable attorneys’ fees and costs incurred by Lessor in connection with any such liabilities or obligations or any security therefor or the enforcement of any of their respective rights or remedies with respect thereto.

11.           Rights of Lessor Upon Default of Lessee.  Upon occurrence of any of the Events of Default described in Section 10, Lessor may, at its discretion, do one or more of the following:

11.1                         terminate Lease upon five (5) days’ written notice to Lessee sent by certified mail or via fax;

11.2                         whether or not the Lease be terminated, take immediate possession of any or all of the Equipment, including substituted parts, accessories or equipment, wherever situated, and for such purpose, enter upon any premises without liability for so doing and without affecting any of Lessee’s obligations under the Lease.  Lessor shall hold the Equipment so repossessed free and clear of the Lease and of any of the rights of Lessee hereunder;

11.3                         whether or not any action has been taken under Section 11.1 or 11.2 above, sell, dispose of, hold, use or lease any Equipment as Lessor at its sole discretion, may decide, without any duty to account to Lessee with respect to such action or any proceeds thereof, and free of any interest of Lessee therein; and or

11.4                         Lessor may pursue any other remedy granted by law or by any existing or future document executed by Lessee.  Lessee agrees to pay all of Lessor’s expenses in connection with Lessor’s exercise from time to time of any of the foregoing remedies, including (but not limited to) the costs of repossessing, storing, repairing and preparing Equipment for sale or lease, commissions payable in connection with any such sale or lease and all reasonable attorneys’ fees and costs incurred to enforce or otherwise effectuate any such remedy or any other right under this Master Equipment Lease or any Lease or Schedule executed pursuant to this Master Equipment Lease.

If, after default, Lessee should deliver the Equipment to Lessor, or if Lessor should repossess the Equipment or if Lessor should terminate  the Lease, and in addition to all rights of Lessor set forth above, Lessee shall be liable for, and Lessor may recover from Lessee, as liquidated damages for the breach of the Lease:  (i) all accrued unpaid rent due and payable on the date of such delivery, repossession or termination, (ii) the present value of all rent due to Lessor scheduled to become due and payable between the date of such delivery, repossession or termination and the end of the present Lease Term, or any extension thereof, discounted to the date of such delivery, repossession or termination at a rate equal to five percent (5%) per annum, (iii) in the event of a sale pursuant to Section 11.3, the amount of any deficiency existing between the Net Proceeds of Sale of the Equipment and Lessor’s Depreciated Book Value of the Equipment at the time of such repossession, (iv) all such sums payable by Lessee pursuant to the provisions hereof, (v) all other losses and damages sustained by reason of the default, and (vi) all costs and expenses, including but not limited to costs associated with repossession, deinstallation, transportation charges and necessary repair expenses, incurred by Lessor by reason of the default.  If, for any reason, Lessor should be unable to effect repossession of the Equipment, Lessor may recover, as liquidated damages, the amounts aforesaid, except that instead of item (iii), Lessee shall be liable to Lessor in an amount equal to the replacement cost of the Equipment as determined by Lessor.  Lessor’s failure to exercise or delay in exercising any right or remedy shall not be construed as a waiver thereof, nor shall a waiver on one occasion be construed to bar the exercise of any right or remedy on a future occasion.

12.           In addition to all other sums payable by Lessee hereunder, Lessee shall pay to Lessor all expenses incurred by Lessor, including, without limitation, reasonable attorneys’ fees and court expenses of enforcing any rights of Lessor hereunder, whether against Lessee or any other party primarily or secondarily liable with respect to Lessee’s obligations or against the Equipment.

13.           Equipment to Be and Remain Personal Property.  It is the intention and understanding of both Lessor and Lessee that all Equipment shall be and at all times remain personal property of Lessor and Lessee shall have no right, title or interest therein or thereto except as expressly set forth in the Lease.  Upon Lessor’s request, Lessee shall affix and keep in a prominent place on each item of Equipment such labels, plates and/or other markings as Lessor shall specify, indicating that the Equipment is owned by Lessor.  No invoice, purchase order, purchase agreement, license agreement or any other agreement or document between any Seller and Lessee (or otherwise in favor of Lessee) shall, at any time, be deemed to have passed title to any of the Equipment to Lessee.  Lessee hereby irrevocably and unconditionally assigns to Lessor all of Lessee’s rights (but not its obligations) under any invoice or purchase order relating to the Equipment.  Lessee shall not change or remove any insignia, label, plate or lettering that is on the Equipment at the time of delivery thereof, or that is thereafter placed thereon, indicating Lessor’s ownership thereof.  Except as may otherwise be provided by any written purchase or renewal option duly executed by Lessor, Lessee shall have no right to purchase or otherwise acquire title to or ownership of any of the Equipment or to extend the term of any Lease.  With respect to each Lease, Lessee represents, warrants and covenants that, unless Lessee owns the premises in which the Equipment covered by such Lease is to be located and such premises and the contents thereof are not subject to any lease, mortgage or other lien, Lessee shall provide Lessor, within thirty (30) days following the execution by Lessee of the Schedule related to such Equipment, with a waiver from each landlord and/or mortgagee of, and/or other lienholder against, the premises in which such Equipment is to be located or any property of Lessee of any rights which such landlord, mortgagee and/or other lienholder may have in respect of any of such Equipment (including, but not limited to, claims against such Equipment by reason of accession or distraint, or that such Equipment constitutes a fixture affixed to real property) and shall procure for Lessor, in form acceptable to Lessor, such documents with respect to such waiver as Lessor may reasonably request.

14.           Rentals to be Paid Directly to Lessor.  Lessee shall make payment of all rent and other payments due hereunder directly to Lessor at the following address:  BOSTON FINANCIAL & EQUITY CORPORATION, at Post Office Box 15071, Boston, Massachusetts 02215, if sent by United States mail, or at 20 Overland Street, Boston, Massachusetts  02215, if sent by any other method, or to such other address as Lessor or its assignee shall instruct.

15.           Miscellaneous.

15.1                         Time is of the essence hereof.

15.2                         This agreement is and is intended to be a True Lease.  Lessee does not acquire hereby any right, title or interest in or to the Equipment, except the right to use the same under the terms hereof.  Lessor and Lessee agree that for tax purposes the Lease will be treated as a finance lease by Lessee.

15.3                         The relationship between Lessor and Lessee shall always and only be that of Lessor and Lessee. Lessee shall never at any time during the term of the Lease for any purpose whatsoever be or become the agent of the Lessor, and Lessor shall not be responsible for the acts or omissions of Lessee, or its agents.

15.4                         Lessor shall have the right to inspect any Equipment at any reasonable time; provided however, that such right shall be limited to the extent required by any applicable United States Government security regulations.

15.5                         Should Lessee not pay the monthly rental payment when due and owing under the provisions of  the Lease, Lessee agrees to pay to Lessor on demand, as liquidated damages and not as a penalty:  (a) with respect to rental payments, an administrative fee equal to five cents ($.05) for each one dollar ($1.00) of such delayed rental payment, or the maximum amount permitted under applicable law, whichever is less, and (b) with respect to rent payments overdue for more than thirty (30) days and all other amounts payable to Lessor by Lessee under any such Lease or Schedule, a late charge calculated at the rate of 18% per annum on such overdue amount, or the maximum amount permitted under applicable law, whichever is less, from the date such payment is due (or demanded, as the case may be) until the date such payment is made in full to Lessor (or the date on which any judgment to which such payment is reduced to judgment is paid in full.)

15.6                         Lessor’s rights and remedies with respect to any of the terms and conditions of  the Lease shall be cumulative and not exclusive, and shall be in addition to all other rights and remedies in its favor.  Any amount due Lessor under this Section 15 shall be deemed liquidated damages for any breach of this Master Equipment Lease or of any Lease or Schedule executed pursuant to this Master Equipment Lease, and not a penalty.  Lessor’s failure to exercise or delay in exercising any right or remedy shall not be construed as a waiver thereof, nor shall a waiver on one occasion be construed to bar the exercise of any right or remedy on a future occasion.

15.7                         No party hereto shall, by act, delay, omission or otherwise, be deemed to have waived any of its rights or remedies hereunder, or under any other instrument executed in connection herewith, unless such waiver is in writing.  A waiver on any one occasion shall not be construed as a waiver on any future occasion.

15.8                         The invalidity of any portion of  the Lease shall not affect the force and effect of the remaining valid portions thereof.  All representations, warranties, indemnities and agreements of Lessee contained in this Master Equipment Lease or any Lease or Schedule shall survive and continue in full force and effect notwithstanding termination or expiration of this Master Equipment Lease or any such Lease or Schedule.

15.9                         All notices shall be binding upon the parties hereto if sent to the address set forth herein (unless a subsequent address has been furnished) by certified mail, by one party to the other.

15.10                   Lessee warrants that the application, statements and credit or financial information submitted by it to Lessor are true and correct and made to induce Lessor to enter into this Master Equipment Lease and to order Equipment from time to time from the respective Sellers specified in any Leases and Schedules executed pursuant to this Master Equipment Lease.

Lessee will provide Lessor with copies of Annual Financial Reports prepared by Lessee’s independent accounting firm within fourteen (14) days of the issuance of said Report.  In addition, Lessee will provide Lessor with copies of interim, year-to-date or monthly financial reports which reports shall be prepared at least every three (3) months.  Lessee will make every effort to prepare and deliver to Lessor all financial reports in a timely fashion upon request by Lessor.  Lessee also agrees to make available financial books and records for review by Lessor during regular business hours, as well as other contracts, agreements, or materials Lessor may deem appropriate.

15.11                   No representations, warranties, promises, guaranties or agreements, oral or written, expressed or implied, have been made by either party hereto with respect to the Lease or the Equipment, except as expressly provided herein.

15.12                     THE LEASE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS WITHOUT REGARD TO THE CHOICE OF LAW RULES THEREOF.  THE LEASE SHALL NOT BECOME EFFECTIVE UNLESS AND UNTIL IT HAS BEEN ACCEPTED AND SIGNED BY AN EXECUTIVE OFFICER OF LESSOR IN THE COMMONWEALTH OF MASSACHUSETTS.  LESSEE HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF SAID COMMONWEALTH OR ANY FEDERAL COURT SITTING WITHIN SAID COMMONWEALTH, OVER ANY SUIT, ACTION, OR PROCEEDING ARISING OUT OF OR RELATING TO THE LEASE OR THE EQUIPMENT AND AGREES THAT ANY SUIT, ACTION, OR PROCEEDING BROUGHT BY LESSEE AGAINST OR INVOLVING LESSOR SHALL BE BROUGHT ONLY IN SAID COURTS.  Lessee further consents to process being served in the manner described for notices under Section 15.9 above.  The Lease constitutes the entire agreement between the parties hereto with respect to the leasing of the Equipment.  Any change or modification of the Lease must be in writing and signed by the parties hereto.

15.13                   Lessor and Lessee, each having had the opportunity of review by counsel, each irrevocably waive all right to trial by jury in any proceeding hereinafter instituted by or against either of them in respect of the Lease or arising out of any document executed in connection herewith or in connection with the Equipment.

15.14                   To the fullest extent permitted by applicable law, Lessee irrevocably waives any and all:  (a) rights it may otherwise have under Sections 2A-401 and 2A-402 of UCC 2A to suspend performance of any of its obligations under this Master Equipment Lease or any Lease or Schedule executed pursuant to this Master Equipment Lease, (b) rights and/or remedies it may otherwise have under Sections 2A-508 through 2A-522 of UCC 2A, including (without limitation) any right to:  (i) cancel or repudiate this Master Equipment Lease or any such Lease or Schedule, (ii) reject or revoke acceptance of any Equipment, (iii) recover damages from Lessor for breach of warranty or for any other reason, (iv) claim a security interest in any rejected property in Lessee’s possession or control, (v) deduct from the rental payments all or any part of any claimed damages resulting from any default by Lessor under this Master Equipment Lease or any such Lease or Schedule, (vi) “cover” by making a purchase or lease of other property in substitution for property due from Lessor, (vii) recover from Lessor any general, special, incidental or consequential damages, for any reason whatsoever, and (viii) specific performance, replevin or the like for all or any part of any Equipment; and (c) rights now or hereafter conferred by any applicable statute or otherwise under which Lessor may be required to sell, release or otherwise use or dispose of all or any part of any Equipment in mitigation of Lessor’s damages as determined under this Master Equipment Lease or any such

Lease or Schedule or otherwise or which may otherwise limit or modify any of Lessor’s rights and remedies under this Master Equipment Lease or any such Lease or Schedule or otherwise.  Any action by Lessee against Lessor for any default by Lessor under this Master Equipment Lease or any such Lease or Schedule must be commenced within one (1) year after any such cause of action accrues.

16.           Lessee shall not assign, pledge, mortgage or otherwise transfer or encumber any of its rights under any Lease or in the Equipment or any part thereof, nor sublet any part thereof, nor permit its use by anyone other than Lessee and its regular employees, without Lessor’s prior written consent.  Any such purported transfer, assignment or other action without Lessor’s prior written consent shall be void.  Lessor may, without notice to or consent by Lessee, transfer or assign any Lease and the related Schedule or any interest therein, and may mortgage, pledge, encumber or transfer any of its right or interest in and to any Lease and/or the Equipment or any part thereof and, without limitation, each assignee, transferee, mortgagee and pledgee shall have the right to further transfer or assign its interest.  Each such assignee, transferee, mortgagee and pledgee shall have all of the rights (but none of the obligations) of Lessor under such Lease.  Lessee hereby acknowledges notice of Lessor’s intended assignment of Lessor’s right and interest in each Lease and the related Schedule and, upon such assignment, Lessee agrees:  not to assert against any of such transferees, assignees, mortgagees or pledgees any defense, claim, counterclaim or set-off that Lessee may have against Lessor, whether arising under such Lease transaction (or the related Schedule) or otherwise.  If Lessor does assign the Lease, the assignee shall be entitled, upon notifying Lessee, to performance of all of Lessee’s obligations and agreements under the Lease and to all of the rights and remedies of Lessor, and (2) Lessee will assert no claim or defenses it may have against Lessor against the assignee.

Lessee agrees that any such transfer or assignment will not impair the prospect of obtaining return performance by, materially change the duty of or materially increase the burden or risk imposed on, Lessee under such Lease, and Lessee waives any rights or remedies it may otherwise have, under UCC 2A or otherwise, to oppose, prohibit, claim damages with respect to or otherwise affect any such transfer or assignment.  Any assignee of Lessor’s rights under any Lease (and the related Schedule) shall be considered a third party beneficiary of all of Lessee’s representations, warranties and obligations hereunder to Lessor.  Lessee agrees:  (a) in connection with any such transfer or assignment, to provide such instruments, documents, acknowledgments and further assurances as Lessor or any assignee, transferee, mortgagee or pledgee may deem necessary or advisable to effectuate the intents of such Lease or any such transfer or assignment, with respect to such matters as such Lease, the Equipment, Lessee’s obligations to such assignee, transferee, mortgagee or pledgee and such other matters as may be reasonably requested; and (b) that after receipt by it of written notice of an assignment from Lessor or from Lessor’s assignee, all rent and other amounts which are then and thereafter due under such Lease shall be paid unconditionally to such assignee at the place of payment designated in such notice.

17.           Lease is conditional upon approval of Lessor, and is neither consummated nor binding on Lessor until accepted by an authorized officer of Lessor.  Such acceptance will be rendered only after submission of all necessary information to Lessor and an evaluation by Lessor of the acceptability of Lessee for the Equipment Lease herein described.  Signature of the Lease by Lessor shall constitute acceptance and all aforementioned terms and conditions shall be effective upon endorsement by Lessor.

18.           Supplemental Equipment Schedules may from time to time be included under this Master Equipment Lease.  The addition of supplemental Schedules is conditional upon approval by Lessor and is neither consummated nor binding on Lessor until accepted by an authorized officer of Lessor.  Such acceptance will be rendered only after submission of all necessary information to Lessor and an evaluation by Lessor.

19.           The terms and conditions of the Master Equipment Lease and any other documents associated herewith are confidential and proprietary.  Lessee agrees not to disclose the same to any other party without prior written consent of Lessor.

20.           Lessee agrees that Lessee’s obligations under this Master Equipment Lease and under each and every Lease or Schedule executed pursuant to this Master Equipment Lease are absolute and unconditional and shall continue without abatement and regardless of any disability of Lessee to use any Equipment or any part thereof because of any reason including (but not limited to) war, act of God, governmental regulations, strike, loss, damage, destruction, obsolescence, failure of or delay in delivery, failure of the Equipment to operate properly, termination by operation of law or any other cause.

21.           No rental or other sums payable by Lessee pursuant to any Lease shall be subject to set-off, deduction, counterclaim, abatement, recoupment, or reduction, nor shall any Lease terminate, nor shall Lessee be entitled to any credit against such rental or other sums for any reason whatsoever, including (without limitation) any damage to or destruction of any Equipment or any item thereof, any limitation, restriction, deprivation or prevention of, or any interference with, Lessee’s use of any Equipment or any item thereof, whether the same shall be lawful or unlawful, any dispossession of Lessee from any Equipment or any item thereof by paramount title or otherwise, the requisition or taking by statute or by exercise of the power of eminent domain or other governmental authority or otherwise, or by injunction or by any private person, of any Equipment or any item thereof, the prohibition of Lessee’s business, in whole or in part, whether pursuant to law or otherwise, or any reason whether similar or dissimilar to any of the foregoing.

22.           Lessee shall not change its name or its address without providing Lessor with at least thirty (30) days’ prior written notice thereof.

23.           To the extent that any Schedule constituting a Lease hereunder would constitute “chattel paper,” as such term is defined under the Massachusetts Uniform Commercial Code, a security interest therein may be created only through the transfer or possession of the original of Counterpart No. 1 of such Schedule executed pursuant to this Master Equipment Lease.  Transfer or possession of an original counterpart of this Master Equipment Lease shall not be necessary to perfect such security interest and no security interest in any such Schedule may be created by the transfer or possession of any other counterpart of such Schedule or by the transfer or possession of counterpart of such Schedule or by the transfer or possession of any counterpart of this Master Equipment Lease.

IN WITNESS WHEREOF, Lessor and Lessee have duly executed this Lease as of the day and year first above written.

COLESSEE: VitalStream Holdings, Inc.	COLESSEE: VitalStream, Inc.

/s/ Paul Summers	Paul Summers
(Signature)	(Signature)

Paul Summers	Paul Summers
(Print Name)	(Print Name)

President	President
(Title)	(Title)

03/14/03	3/14/03
(Date)	(Date)

COLESSEE: VitalStream Broadcasting Corporation	LESSOR: BOSTON FINANCIAL & EQUITY CORPORATION
/s/ Paul Summers	/s/ illegible
(Signature)	(Signature)

Paul Summers
(Print Name)	(Print Name)

President
(Title)	(Title)

3/14/03
(Date)	(Date)

EXHIBIT A TO MASTER EQUIPMENT LEASE

LEASE SCHEDULE NO.

to Master Equipment Lease between BOSTON FINANCIAL & EQUITY CORPORATION, Lessor, and               , as Lessee (Lease No.           ) dated as of                  (the “Master Equipment Lease”).  Capitalized terms used and not otherwise defined herein shall have the respective meanings set forth in the Master Equipment Lease.

1.                     Description of Equipment and Seller(s):  (See Exhibit A attached)

2.            Lease Term.  This Lease Schedule shall be effective as of the date hereof, and unless terminated as provided herein, shall continue in full force and effect for a period of                    (               ) months from Commencement Date.  Unless the term of a Lease is extended or renewed by Lessor in a writing signed by Lessor, or is terminated sooner by Lessor under Section 9 or 11 of the Master Equipment Lease, such Lease shall terminate on the last day of the calendar month in which the stated term thereof ends.  This Lease is irrevocable and may not be canceled, terminated or revoked by Lessee during the term thereof for any reason whatsoever.

3.            Payment of Rent.         Lessee shall pay to Lessor as Monthly Rent for the above Equipment the sum of                  Dollars ($                  ) each month for the first                      (                    ) months;                Dollars ($              ) each month for the subsequent                      (                    ) months; and                      Dollars ($                    ) each month for the final                      (                    ) months.  Payment will be made in advance on or before the first day of each month of the Lease Term, or any extensions thereof.  Rental payments for Months One (1) and  Twenty-Four (24) are due upon signing of this Lease Schedule with the rental payment for the first month being applied to the rent payable for the period between the date of delivery of the Equipment and the Commencement Date, with the balance of such first month’s payment if any, applied to the rent for the month beginning with the Commencement Date (collectively, the “Advance Rentals”).  Payment of the Advance Rentals shall be irrevocable, shall be deemed to have been earned by Lessor immediately upon Lessor’s receipt thereof, and shall be applied immediately to satisfy Lessee’s obligations to make such payment under this Lease.  The Advance Rentals shall not be refundable to Lessee under any circumstances, including (without limitation) any termination of this Lease for any reason prior to the end of its scheduled term in accordance with the terms hereof.  In the event the term of this Lease does not commence for any reason whatsoever, the Advance Rentals shall be retained by Lessor not as a penalty but as liquidated damages to cover Lessor’s administrative expenses in processing the application for such Lease.  Lessee shall, upon Lessor’s demand, promptly pay or reimburse Lessor for all documentation and administrative fees and expenses relating to the Equipment and this Lease, including (without limitation) Lessor’s standard documentation fees, UCC and other search fees, UCC filing fees, and other related fees, costs and expenses.  Payment of all rentals and other amounts payable hereunder shall be made to Lessor as specified in Section 14 of the Master Equipment Lease.

If delivery of the Equipment takes place on other than the first day of a month, the Rent for such partial first month shall be the amount obtained by multiplying the following:  Fraction of Monthly Rent as set forth above times the number of days remaining in such partial first month:  provided, however, that (a) if less than all of the Equipment is delivered prior to the Commencement Date, then Lessee shall pay Rent to the Lessor for the period between such date of delivery and the Commencement Date, which Rent for each full month of such period shall be determined by multiplying by a fraction whose numerator shall be the cost of the Equipment so delivered and whose denominator shall be the total cost of all of the Equipment, and (b) if the date of Lessee’s written acceptance of delivery of all of the Equipment is prior to the Commencement Date, then Lessee shall pay Rent to Lessor for the period between such acceptance date and the Commencement Date, which Rent for each full month of such period shall be determined by multiplying by a fraction whose numerator shall be the cost of the Equipment delivered as of the acceptance date and whose denominator shall be the total cost of all of the Equipment.

3a.               Adjustments to Monthly Rent.  Rental payments during the Initial Lease Term are based upon a Monthly Rental Factor of              , subject to adjustment as described below. The actual Monthly Rental Factor will be indexed to the yield for U.S. Treasury Notes maturing closest to the date which is one (1) year from the Commencement Date of this Schedule (the “Index Instrument”).  The yield of the Index Instrument is currently             % for the               % Treasury Notes maturing in                as reported in The Wall Street Journal on              , 2000.  The Monthly Rental Factor shall be adjusted by Lessor to provide for any increase in the yield of the Index Instrument on the Commencement Date of this Schedule.  At the Commencement Date of this Schedule, the Monthly Rental Factor (as adjusted) shall be fixed for the Initial Term of this Schedule.

3b.              Maintenance of the Equipment is being furnished by Lessor pursuant to a Master Maintenance Agreement with Lessee (dated                     ).  Any charges with respect to such maintenance are included in the stated Rent.  Lessor, however, may, on thirty (30) days prior written notice, increase the charges for maintenance and thereupon the Rent to be paid with respect to the Equipment shall be increased by the amount of such increase in the maintenance charges.  All preventive maintenance as specified by the manufacturer {including, but not limited to calibration and lubrication}will be the responsibility of Lessee.  Any damage caused by failure to perform preventive maintenance will be the responsibility of Lessee.

4.                    End of Term Obligations.              At the expiration of the initial term of this Lease Schedule, or any extension thereof, Lessee shall be obligated to purchase all of the Leased Equipment under this Lease Schedule in accordance with paragraph A below or extend the term of this Lease Schedule in accordance with paragraph B below, or return the Equipment in accordance with Section 3.1.1 of the Master Equipment Lease.  If the Equipment is returned there will be a ten percent (10%) restocking fee based on the original Equipment Capitalized Cost.   Lessee shall notify Lessor, in writing, via certified mail, at least ninety (90) days prior to the expiration of the initial term of this Lease Schedule, or any extension thereof, of Lessee’s intention to either purchase the Equipment or extend the term of this Lease Schedule as described below (the “Notice”).  If the Notice is not received by Lessor within such time period, then at the option of Lessor, an Event of Default shall be deemed to have occurred.  In such event, Lessor may exercise any or all of its rights and remedies under the Master Equipment Lease, this Lease Schedule, at law and in equity, including without limitation, the right to demand that Lessee promptly return all of the Equipment, at Lessee’s expense, to a location designated by Lessor, in good condition, ordinary wear and tear excepted.  If Lessor fails to receive the Notice within the applicable time period, then at the expiration of the initial term of this Lease Schedule or any extension thereof, Lessee shall, in addition to all other damages and obligations, pay to Lessor on account of damages, a monthly amount equal to                     ) Dollars ($                    ), plus the then current monthly maintenance charges, if any.

A.                  Lessee shall purchase all, but not less than all of the leased Equipment under this Lease Schedule “AS IS, WHERE IS,” for                      Dollars

and                      Cents ($                    ), plus the appropriate taxes, and any outstanding charges, or

B.                   Lessee shall extend the term of this Lease Schedule for  an eighteen (18) month period at a Monthly Rental charge of                      Dollars ($                    ) each month, plus the then current monthly maintenance charges, if any (the “first renewal term”).  Upon the expiration of the first renewal term, Lessee shall be obligated to purchase all of the leased Equipment under this Lease Schedule in accordance with subparagraph A above (except that the purchase price shall be                      Dollars ($                    ) plus the appropriate taxes and any outstanding charges) or to extend the term of this Lease Schedule for an additional eighteen (18)  month period at a Monthly Rental charge of                      Dollars ($                    ) each month, plus the then current monthly maintenance charges, if any (the “second renewal term”).  At least ninety (90) days prior to the expiration of the first renewal term, Lessee shall send a Notice of its intentions in the manner described above in this paragraph 4.  If the Notice is not received by Lessor within such time period, then at the option of Lessor, an Event of Default shall be deemed to have occurred and Lessor may then exercise any or all of its rights and remedies described above.  Upon the expiration of the second renewal term, if any, Lessee shall be obligated to purchase all of the leased Equipment under this Lease Schedule in accordance with subparagraph A above (except that the purchase price shall be                      Dollars ($                    ), plus the appropriate taxes, and any outstanding charges.)  Failure by Lessee to so purchase the leased Equipment shall be deemed an Event of Default and in such event, Lessor shall have all of the rights and remedies described above including the right to demand that Lessee promptly return all of the leased Equipment, at Lessee’s expense, to a location designated by Lessor in the condition described above.  In addition to all other damages and obligations, Lessee shall pay Lessor , a monthly amount equal to                      Dollars ($                    ), plus the then current monthly maintenance charges, if any.

Notwithstanding the foregoing, if on or after the date that Lessor receives the Notice, any of the Events of Default have occurred, whether or not the same is continuing, then Lessee shall not have any right to purchase the Equipment or extend the term of this Lease Schedule.

4a.               Security Deposit.     In addition to all other payments required of Lessee hereunder, upon execution of this Lease Schedule, Lessee will pay to Lessor the sum of                      Dollars ($                    ) as a Security Deposit.  Such deposit may be applied by Lessor in whole or partial satisfaction of any liability of Lessee hereunder which is not paid when due.  Lessor agrees to return                      Percent (                    %) of the Security Deposit at the completion of month                      (                    ) provided that none of the Events of Default have occurred (whether or not the same is continuing), and to return the remaining                      of the Security Deposit at the completion of month                      (                    ) provided that none of the Events of Default have occurred (whether or not the same is continuing).

5.                     Equipment Location  (complete address):

6.                     Lessee’s Billing Address:

7.                     This lease Schedule (this “Schedule”) is attached to and made a part of the Master Equipment Lease.  The parties agree that (a) all of the terms and conditions of the Master Equipment Lease are hereby incorporated in this Schedule by this reference, unless and to the extent that such provisions are expressly excluded or modified herein, and (b) this Schedule, together with the terms and conditions of the Master Equipment Lease so incorporated herein, shall control the rights and obligations of the parties with respect to the personal property described above (such personal property, together with all additions, substitutions and replacements thereto, collectively, the “Equipment”) and shall constitute a separate lease agreement, which is hereinafter referred to as this “Lease”.  Capitalized terms used and otherwise not defined herein shall have the meanings assigned to them in the Master Equipment Lease.

8.                     Lessee reaffirms all of its representations, warranties, covenants, indemnifications and other obligations under the Master Equipment Lease, including (without limitation) that (a) Lessee has selected Seller and the Equipment leased under this Lease prior to having requested Lessor to purchase the same for leasing to Lessee, and Lessee agrees that Lessor has not made and makes no representations or warranties of any kind or nature, directly or indirectly, express or implied, as to any matter whatsoever, including (without limitation) Lessor’s title to or the suitability of the Equipment, its durability, its fitness for any particular purpose, its merchantability, its condition, its capacity, its operation, its performance, its design, its materials, its workmanship and/or its quality, and as between Lessee and Lessor or Lessor’s assignee, Lessee leases the Equipment “as is”, and (b) this Lease is intended to be a “finance lease” as defined in Section 2A-103(1)(g) of the Massachusetts Uniform Commercial Code.  Lessee acknowledges that it is entitled under Article 2A of the Massachusetts Uniform Commercial Code (as and to the extent such Article, as amended from time to time, may be in effect) to the promises and warranties, including those of any third party, provided to Lessor by Seller in connection with or as part of the contract by which Lessor acquired the Equipment or the right to possession and use of the Equipment.  Lessee acknowledges that Lessee may communicate with Seller and receive an accurate and complete statement of those promises and warranties, including any disclaimers and limitations of them or of any remedies.  Lessee also acknowledges that it received the notifications contained in this paragraph from Lessor before Lessee signed this Schedule.

9.                     This Lease contains the entire agreement between the parties and may not be waived, altered, amended, modified, terminated or otherwise changed by Lessee or Lessor except by a writing signed by an officer of Lessor.  No oral agreements or representations of any kind whatsoever shall be binding upon Lessor.

10.                     This Lease Schedule is conditional upon approval of Lessor, and is neither consummated nor binding on Lessor until accepted by an authorized officer of Lessor.  Such acceptance will be rendered only after submission all necessary information to Lessor and an evaluation by the Lessor of the acceptability of Lessee for the Lease Schedule herein described.

11.                     Exhibit A attached to this Lease Schedule is hereby incorporated herein and made a part hereof as if Exhibit A was set forth in this Lease Schedule.

Signature on this Lease Schedule by Lessee shall constitute acceptance of all aforementioned terms and conditions and shall be effective upon endorsement by Lessor.

LESSEE:	LESSOR;
BOSTON FINANCIAL & EQUITY CORPORATION

(Signature)	(Signature)

(Print Name)	(Print Name)

(Title)	(Title)

(Date)	(Date)